Exhibit (h)(i)(A)

                                                          DATED: APRIL 10, 2002
                                                       AMENDED: AUGUST 12, 2003

                                     FORM OF

                                   SCHEDULE A
                                     TO THE
                              AMENDED AND RESTATED
                TRANSFER AGENCY AND ACCOUNTING SERVICES AGREEMENT
                            BETWEEN FIFTH THIRD FUNDS
                              AND FIFTH THIRD BANK

         The following sets forth the list of Funds included and the compensation paid by the Funds to Fifth Third Bank for its services under the Amended and Restated Transfer Agency and Accounting Services Agreement:

         I.  Funds:
             ------

        Fifth Third Government Money Market Fund
        Fifth Third Prime Money Market Fund
        Fifth Third Municipal Money Market Fund
        Fifth Third U.S. Treasury Money Market Fund
        Fifth Third Institutional Government Money Market Fund Fifth Third Institutional Money Market Fund
        Fifth Third Michigan Municipal Money Market Fund
        Fifth Third Ohio Tax Exempt Money Market Fund
        Fifth Third Quality Growth Fund
        Fifth Third Disciplined Large Cap Value Fund
        Fifth Third Large Cap Opportunity Fund
        Fifth Third Balanced Fund
        Fifth Third Mid Cap Growth Fund
        Fifth Third International Equity Fund
        Fifth Third Technology Fund
        Fifth Third Intermediate Bond Fund
        Fifth Third Bond Fund
        Fifth Third U.S. Government Bond Fund
        Fifth Third Intermediate Municipal Bond Fund
        Fifth Third Ohio Municipal Bond Fund
        Fifth Third Strategic Income Fund
        Fifth Third Multi Cap Value Fund
        Fifth Third Worldwide Fund
        Fifth Third Micro Cap Value Fund
        Fifth Third International GDP Fund
        Fifth Third Small Cap Growth Fund
        Fifth Third Equity Index Fund
        Fifth Third Large Cap Core Fund
        Fifth Third Short Term Bond Fund
        Fifth Third Michigan Municipal Bond Fund
        Fifth Third Municipal Bond Fund
        Fifth Third LifeModel Conservative FundSM
        Fifth Third LifeModel Moderately Conservative FundSM Fifth Third LifeModel Moderate FundSM
        Fifth Third LifeModel Moderately Aggressive FundSM

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        Fifth Third LifeModel Aggressive FundSM
        Fifth Third Small Cap Value Fund

         II.  Compensation:
              -------------

               (a)  Transfer Agency Fees

               (1)  .0225 percent of average daily net assets per annum.

                 There shall be an annual fee of $7,500 per additional Class of shares per Fund. There shall also be fees of $18 per account per year for all accounts maintained by either the Transfer Agent or by BISYS Fund Services Ohio, Inc. when acting as (and compensated by the Transfer Agent for services as) Sub-Transfer Agent under this Agreement.

              (b)  Fund Accounting Fees (Per Fund Per Year)

          Assets                                             Fees

         Up to $500 million                                  0.020%
         Over $500 million and up to $1 billion              0.015%
         Over $1 billion                                     0.010%

                 There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

                 In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.

         FIFTH THIRD FUNDS                           FIFTH THIRD BANK

         By: __________________                      By: __________________
         Name:                                       Name:
         Title:                                      Title:

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